Exhibit 1.02

Conflict Minerals Report of Sequans Communications S.A.

in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Sequans Communications S.A. (“Sequans” or the “Company”) for calendar year 2013 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Sequans Communications S.A. is a leader in fabless semiconductor business and a developer and supplier of integrated circuits supporting WiMax and single-mode LTE chipset solutions.

Due Diligence (Instructions 1.01(c)(1))

Overview: Conflict minerals are necessary to the functionality or production of semiconductor products that Sequans contracts to be manufactured (“In-Scope Products”). For calendar year 2013, Sequans completed due diligence that encompassed:

•	establishing the extent to which gold, columbite-tantalite (coltan), cassiterite or wolframite, including their derivatives tantalum, tin, and tungsten, (“3TG”) are present in some or all of its products.

•	a reasonable country of origin inquiry (“RCOI”) regarding conflict minerals in the In-Scope Products that was reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of Congo or an adjoining country (“Covered Country”) or are from recycled or scrap sources; and

•	measures to exercise due diligence on the source and chain of custody of those conflict minerals.

The Company’s due diligence exercise was based on the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Central elements of our due diligence exercise included:

•	Creation of an internal Sequans team to execute the exercise, including the Procurement Director, Quality Assurance Director, CFO, other members of the Company’s Risk Committee and specialists, as required;

•	The development of a conflict minerals policy and processes designed to assure initial and continuing compliance with Rule 13p-1. Our processes are designed to respond to current, and new, risks in the supply chain;

•	Identification of the In-Scope Products;

•	Identification of suppliers of the In-Scope Products; and

•	Completion of a survey of those suppliers.[1]

Work with Suppliers: Sequans is several levels removed from the actual mining of conflict minerals. The Company does not make purchases of raw ore or unrefined conflict minerals and generally makes no purchases in the Covered Countries.

Sequans adopted the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative’s (“EICC/GeSI”) Conflict Minerals Reporting template (the “Template”). The Company worked with direct suppliers of materials containing conflict minerals, using the Template as a supply chain survey, to identify the smelters and refiners (“SOR”) that provide those conflict minerals to our suppliers. Initial work and enquiries commenced during the fourth calendar quarter of 2012. Upon determination that all of our products do, or might, contain 3TG, Sequans asked all direct suppliers of materials for such products and related services to complete the Template or provide declarations regarding their use and the sources of 3TG. All suppliers responded. Sequans maintained communications with all suppliers in its efforts to ensure that valid, up-to-date information was used to complete this report and to comply with Sequans’ obligations. If any inconsistencies were identified, Sequans requested clarification from the suppliers concerned. Based on suppliers’ responses, Sequans was able to determine the country of origin of the conflict minerals used in some but not all of the In-Scope Products.

Sequans compared the SOR identified in the supply-chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for conflict minerals, during the reporting period.

Sequans has determined in good faith that for calendar year 2013 its conflict minerals status is uncertain. Sequans makes this determination due to a lack of information from some of its suppliers.

Product Description and Related Matters (Instructions 1.01(c)(2))

Description of In-Scope Products: The In-Scope Products are integrated circuits (semiconductors) supporting WiMax and single-mode LTE chipset solutions.

Facilities Used to Process Necessary Conflict Minerals in In-Scope Products:

Sequans has identified in its supply chain:

95 facilities for the SOR of Gold.

24 facilities for the SOR of Tantalum.

[1]	Paragraph 1.01(c)(1)(iii) of the Rule 13p-1 instructions for Form SD requires disclosure of certain types of steps “since the end of the period covered in [the registrant’s] most recent prior Conflict Minerals Report.” Sequans understands that this instruction is inapplicable since there is no prior report.

43 facilities for the SOR of Tin.

29 facilities for the SOR of Tungsten.

This is the list of SOR’s which have been reported to Sequans:-

Metal	Smelter Reference List
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Mineração Ltda
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corp
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Mineral AB
Gold	Caridad
Gold	Cendres & Métaux SA
Gold	Chimet SpA
Gold	Chugai Mining
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	Doduco
Gold	Dowa Metals & Mining Co. Ltd
Gold	Dowa
Gold	ECO-SYSTEM RECYCLING CO., LTD.
Gold	FSE Novosibirsk Refinery
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant

Gold	JSC Uralectromed
Gold	JX Nippon Mining & Metals Co., Ltd
Gold	Kazzinc Ltd
Gold	Kennecott Utah Copper
Gold	Kojima Chemicals Co. Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-Nikko Copper Inc
Gold	Materion Advanced Metals
Gold	Matsuda Sangyo Co. Ltd
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Switzerland
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals LLC.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA
Gold	Pan Pacific Copper Co. LTD
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal
Gold	SEMPSA Joyeria Plateria SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	So Accurate Refing Group
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co. Ltd.
Gold	Suzhou Xingrui Noble

Gold	Tanaka Kikinnzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Great Wall Gold and Silver Refinery of China
Gold	Shandong Gold Mining (Laizhou)
Gold	Tokuriki Honten Co. Ltd
Gold	TongLing Nonferrous Metals Group Holdings Co.,Ltd
Gold	Torecom
Gold	Umicore Brazil Ltd
Gold	Umicore SA
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Perth Mint (Western Australia Mint)
Gold	Xstrata Canada Corporation
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.
Gold	Yokohama Metal Co Ltd
Gold	Zhongjin Gold Corporation Limited
Gold	Zijin Mining
Tantalum	Changsha Southern
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan Sapphire Rare Metal Co. Ltd
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Limited
Tantalum	Gannon & Scott
Tantalum	Global Advanced Metals
Tantalum	Cabot
Tantalum	H.C. Starck Group
Tantalum	Hi-Temp
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Tantalum	JiuJiang Tambre Co. Ltd.
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee
Tantalum	RFH
Tantalum	Solikamsk Metal Works
Tantalum	Taki Chemicals
Tantalum	Tantalite Resources
Tantalum	Telex
Tantalum	Ulba
Tantalum	Zhuzhou Cement Carbide
Tin	CNMC(GUANGXI)PGMA Smelting Plant
Tin	Alpha Metals
Tin	Cooper Santa
Tin	CV Prima Timah Utama

Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	EM Vinto
Tin	Fenix Metals
Tin	Gejiu Non-ferrous
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Linwu Xianggui Smelter Co
Tin	Liuzhou China Tin
Tin	Malaysia Smelting Corp
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	China Minmetals
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Novosibirsk
Tin	OMSA
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Putra Karya
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	CV DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Tambang Timah
Tin	PT Timah
Tin	PT Tinindo Internusa
Tin	Thaisarco
Tin	White Solder Metalurgia
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. Tungsten Corp
Tungsten	ATI Firth Sterling
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd
Tungsten	China Minmetals Corp
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.

Tungsten	Ganzhou Grand Sea W and Mo Company
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp
Tungsten	Starck
Tungsten	Hunan Chenzhou Mining Group Co
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Japan New Metals Co Ltd
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tungsten Co Ltd
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.
Tungsten	China National Nonferrous
Tungsten	Ganzhou Huaxin Tungsten Products Ltd
Tungsten	ATI Tungsten Materials
Tungsten	Kennametal
Tungsten	Tejing Tungsten
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten Co Ltd
Tungsten	Xiamen Tungsten Co Ltd
Tungsten	Zhuzhou Cemented Carbide Works Imp. & Exp. Co.

More complete details are being posted to the publicly available Internet site www.sequans.com (follow the http://www.sequans.com/investors/corporate-governance/ link) upon the filing of this Form SD. Note that this information is often updated and is therefore not limited to this reporting period.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products:

Mines have been identified in the following countries as being sources of 3TG used in In-Scope Products;

Argentina,	Australia,	Bolivia,	Brazil,	Canada,	Chile,
PR China,	Hong Kong,	Indonesia,	Japan,	Kazakhstan,	Korea,
Mexico,	Papua New Guinea,		Peru,	Portugal,	Russian Federation,
Spain,	Taiwan,	Thailand,	USA.

Information About Efforts to Determine Mine or Location of Origin: The description of our due diligence exercise set forth above under the heading “Due Diligence” covers Sequans’ efforts to determine the mine or location of origin with the greatest possible specificity.